UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2005, ABM Industries, Incorporated (“ABM”) entered into new employment agreements with James P. McClure, Executive Vice President & President, ABM Janitorial Services; George B. Sundby, Executive Vice President & Chief Financial Officer; and Steven M. Zaccagnini, Senior Vice President & President, ABM Facility Services. The new agreements have terms ending October 31, 2007. The terms of compensation are unchanged. Mr. McClure’s base salary will remain $439,300 with a target bonus of 40% of base salary, which may range from 0% to 150% of the target based on performance. Mr. Sundby’s base salary will remain $350,000 with a target bonus of 40% of base salary, which may range from 0% to 150% of the target based on performance. Mr. Zaccagnini’s base salary will remain $319,815, with a target bonus of 33.3% of base salary, which may range from 0% to 150% of the target based on performance. The remaining provisions of the agreements contain substantially the same terms and conditions as previous employment agreements, including non-competition, post-employment non-solicitation of customers and employees, and confidentiality, with additional terms related to mutual non-disparagement, cooperation on litigation matters subsequent to termination, and revised terms related to the arbitration of any post-employment disputes.

Item 1.02 Termination of a Material Definitive Agreement.

On July 12, 2005, the employment agreements effective as of November 1, 2003 between ABM and Messrs. McClure, Sundby and Zaccagnini, as amended, terminated and were replaced by the agreements dated July 12, 2005, which are discussed under Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: July 14, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel